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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Registration Statement of The Peoples Holding Company on S-4 of our report dated May 6, 1998, of Inter-City Federal Bank for Savings for the years ended March 31, 1998 and 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ T.E. Lott & Company



Columbus, Mississippi
February 12, 1999